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                                                                  EXHIBIT (d)(6)

                             SUB-ADVISORY AGREEMENT

         AGREEMENT made this 5th day of December, 2002 between ING Investments, LLC, an Arizona limited liability company (the "Manager"), and ING Investment Management Advisors B.V., an indirect wholly owned subsidiary of ING Groep N.V., domiciled in the Hague, The Netherlands (the "Sub-Adviser").

         WHEREAS, ING Mutual Funds (the "Fund") is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, management investment company; and

         WHEREAS, the Fund is authorized to issue separate series, each series having its own investment objective or objectives, policies, and limitations; and

         WHEREAS, the Fund may offer shares of additional series in the future; and

         WHEREAS, pursuant to an Investment Management Agreement, dated May 9, 2001 (the "Management Agreement"), a copy of which has been provided to the Sub-Adviser, the Fund has retained the Manager to render advisory and management services with respect to certain of the Fund's series; and

         WHEREAS, pursuant to authority granted to the Manager in the Management Agreement, the Manager wishes to retain the Sub-Adviser to furnish investment advisory services to one or more of the series of the Fund, and the Sub-Adviser is willing to furnish such services to the Fund and the Manager; and

         WHEREAS, the Board of Directors/Trustees has authorized the Manager to enter into an Agreement with the Sub-Adviser.

         NOW, THEREFORE, in consideration of the premises and the promises and mutual covenants herein contained, it is agreed between the Manager and the Sub-Adviser as follows:

         1. Appointment. The Manager hereby appoints the Sub-Adviser to act as the investment adviser and manager to the series of the Fund set forth on Schedule A hereto (the "Series") for the periods and on the terms set forth in this Agreement. The Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided. In the event the Fund designates one or more series (other than the Series) with respect to which the Manager wishes to retain the Sub-Adviser to render investment advisory services hereunder, it shall notify the Sub-Adviser in writing. If the Sub-Adviser is willing to render such services, it shall notify the Manager in writing, whereupon such series shall become a Series hereunder, and be subject to this Agreement.

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         2.       Sub-Adviser Duties. Subject to the supervision of the Fund's
Board of Directors/Trustees and the Manager, the Sub-Adviser will provide a continuous investment program for the Series' portfolio and determine in its discretion the composition of the assets of the Series' portfolio, including determination of the purchase, retention, or sale of the securities, cash, and other investments contained in the portfolio. The Sub-Adviser will provide investment research and conduct a continuous program of evaluation, investment, sales, and reinvestment of the Series' assets by determining the securities and other investments that shall be purchased, entered into, sold, closed, or exchanged for the Series, when these transactions should be executed, and what portion of the assets of the Series should be held in the various securities and other investments in which it may invest. To the extent permitted by the investment policies of the Series, the Sub-Adviser shall make decisions for the Series as to foreign currency matters and make determinations as to and execute and perform foreign currency exchange contracts on behalf of the Series. The Sub-Adviser will provide the services under this Agreement in accordance with the Series' investment objective or objectives, policies, and restrictions as stated in the Fund's Registration Statement filed with the Securities and Exchange Commission ("SEC"), as amended, copies of which shall be sent to the Sub-Adviser by the Manager prior to the commencement of this Agreement and promptly following any such amendment. The Sub-Adviser further agrees as follows:

         (a) The Sub-Adviser will conform with the 1940 Act and all rules and regulations thereunder, all other applicable federal and state laws and regulations, with any applicable procedures adopted by the Fund's Board of Directors/Trustees of which the Sub-Adviser has been sent a copy, and which apply to the duties of the Sub-Adviser, and the provisions of the Registration Statement of the Fund filed under the Securities Act of 1933 (the "1933 Act") and the 1940 Act, as supplemented or amended, of which the Sub-Adviser has received a copy, and with the Manager's portfolio manager operating policies and procedures as in effect on the date hereof, as such policies and procedures may be revised or amended by the Manager and agreed to by the Sub-Adviser. In carrying out its duties under the Sub-Adviser Agreement, the Sub-Adviser will comply with the following policies and procedures:

         (i) The Sub-Adviser will manage the Series so that it meets the income and asset diversification requirements of Section 851 of the Internal Revenue Code.

         (ii) The Sub-Adviser will vote all proxies solicited by or with respect to the issuers of securities in which assets of a Series are invested in the discretion of the Sub-Adviser based upon the best interests of the shareholders of such Series. The Sub-Adviser will maintain appropriate records detailing its voting of proxies on behalf of the Fund and will provide to the Fund at least quarterly a report setting forth the proposals voted on and how the Series' shares were voted since the prior report, including the name of the corresponding issuers.

         (iii) In connection with the purchase and sale of securities for the Series, the Sub-Adviser will arrange for the transmission to the custodian and portfolio accounting

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agent for the Series on a daily basis, such confirmation, trade tickets, and other documents and information, including, but not limited to, Cusip, Cedel, or other numbers that identify securities to be purchased or sold on behalf of the Series, as may be reasonably necessary to enable the custodian and portfolio accounting agent to perform its administrative and recordkeeping responsibilities with respect to the Series. With respect to portfolio securities to be settled through the Depository Trust Company, the Sub-Adviser will arrange for the prompt transmission of the confirmation of such trades to the Fund's custodian and portfolio accounting agent.

         (iv) The Sub-Adviser will assist the custodian, portfolio accounting agent and fund administrator for the Fund in determining or confirming, consistent with the procedures and policies stated in the Registration Statement for the Fund or adopted by the Board of Directors/Trustees, the value of any portfolio securities or other assets of the Series for which the custodian and portfolio accounting agent seeks assistance from or identifies for review by the Sub-Adviser. The parties acknowledge that the Sub-Adviser is not a custodian of the Series' assets and will not take possession or custody of such assets.

         (v) The Sub-Adviser will provide the Manager, no later than the 20th day following the end of each of the first three fiscal quarters of the Series and the 15th day following the end of the Series' fiscal year, a letter to shareholders (to be subject to review and editing by the Manager) containing a discussion of those factors referred to in Item 5(a) of 1940 Act Form N-1A in respect of both the prior quarter and the fiscal year to date.

         (vi) The Sub-Adviser will complete and deliver to the Manager a written compliance checklist in a form provided by the Manager for each month by the 10th business day of the following month.

         (vii) The parties agree that in the event that the Manager or an affiliated person of the Manager sends sales literature or other promotional material to the Sub-Adviser for its approval and the Sub-Adviser has not commented within 10 business days, the Manager and its affiliated persons may use and distribute such sales literature or other promotional material.

         (b) The Sub-Adviser will make available to the Fund and the Manager, promptly upon request, the Series' investment books and records maintained by the Sub-Adviser (which shall not include the books and records maintained by the custodian or portfolio accounting agent for the Fund) as are necessary to assist the Fund and the Manager to comply with requirements of the 1940 Act and the Investment Advisers Act of 1940 (the "Advisers Act"), as well as other applicable laws. The Sub-Adviser will furnish to regulatory authorities having the requisite authority over the Fund, the Manager or the Sub-Adviser any information or reports not readily available at the custodian or the portfolio accounting agent in connection with the services provided hereunder in respect to the Series which may be requested in order to ascertain whether

                                     - 3 -
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the operations of the Fund are being conducted in a manner consistent with applicable laws and regulations.

         (c) The Sub-Adviser will provide reports to the Manager for the Fund's Board of Directors/Trustees for consideration at meetings of the Board on the investment program for the Series and the issuers and securities represented in the Series' portfolio, and will furnish the Fund's Board of Directors/Trustees with respect to the Series such periodic and special reports as the Directors/Trustees and the Manager may reasonably request.

         3. Broker-Dealer Selection. The Sub-Adviser is authorized to make decisions to buy and sell securities and other investments for the Series' portfolio, broker-dealer selection, and negotiation of brokerage commission rates in effecting a security transaction. The Sub-Adviser's primary consideration in effecting a security transaction will be to obtain the best execution for the Series, taking into account the factors specified in the prospectus and/or statement of additional information for the Fund, and determined in consultation with the Manager, which include price (including the applicable brokerage commission or dollar spread), the size of the order, the nature of the market for the security, the timing of the transaction, the reputation, the experience and financial stability of the broker-dealer involved, the quality of the service, the difficulty of execution, and the execution capabilities and operational facilities of the firm involved, and the firm's risk in positioning a block of securities. Accordingly, the price to a Series in any transaction may be less favorable than that available from another broker-dealer if the difference is reasonably justified, in the judgment of the Sub-Adviser in the exercise of its fiduciary obligations to the Fund, by other aspects of the portfolio execution services offered. Subject to such policies as the Fund's Board of Directors/Trustees or Manager may determine and consistent with Section 28(e) of the Securities Exchange Act of 1934, the Sub-Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused a Series to pay a broker-dealer for effecting a portfolio investment transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the Sub-Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either that particular transaction or the Sub-Adviser's or the Manager's overall responsibilities with respect to the Series and to their respective other clients as to which they exercise investment discretion. The Sub-Adviser will consult with the Manager to the end that portfolio transactions on behalf of a Series are directed to broker-dealers on the basis of criteria reasonably considered appropriate by the Manager. To the extent consistent with these standards, the Sub-Adviser is further authorized to allocate the orders placed by it on behalf of a Series to the Sub-Adviser if it is registered as a broker-dealer with the SEC, to an affiliated broker-dealer, or to such brokers and dealers who also provide research or statistical material, or other services to the Series, the Sub-Adviser, or an affiliate of the Sub-Adviser. Such allocation shall be in such amounts and proportions as the Sub-Adviser shall determine consistent with the above standards, and the Sub-Adviser will report on said allocation

                                     - 4 -
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regularly to the Fund's Board of Directors/Trustees indicating the broker-dealers to which such allocations have been made and the basis therefor.

         4. Disclosure about Sub-Adviser. The Sub-Adviser has reviewed the most recent Post-Effective Amendment to the Registration Statement for the Fund filed with the SEC that contains disclosure about the Sub-Adviser, and represents and warrants that, with respect to the disclosure about the Sub-Adviser or information relating, directly or indirectly, to the Sub-Adviser, such Registration Statement contains, as of the date hereof, no untrue statement of any material fact and does not omit any statement of a material fact which was required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. The Sub-Adviser further represents and warrants that it is a duly registered investment adviser under the Advisers Act and will maintain such registration so long as this Agreement remains in effect. The Sub-Adviser will provide the Manager with a copy of the Sub-Adviser's Form ADV, Part II at the time the Form ADV is filed with the SEC.

         5. Expenses. During the term of this Agreement, the Sub-Adviser will pay all expenses incurred by it and its staff for their activities in connection with its portfolio management duties under this Agreement. The Manager or the Fund shall be responsible for all the expenses of the Fund's operations.

         6. Compensation. For the services provided to the Series, the Manager will pay the Sub-Adviser an annual fee equal to the amount specified for such Series in Schedule A hereto, payable monthly in arrears. The fee will be appropriately prorated to reflect any portion of a calendar month that this Agreement is not in effect among the parties. In accordance with the provisions of the Management Agreement, the Manager is solely responsible for the payment of fees to the Sub-Adviser, and the Sub-Adviser agrees to seek payment of its fees solely from the Manager; provided, however, that if the Fund fails to pay the Manager all or a portion of the management fee under said Management Agreement when due, and the amount that was paid is insufficient to cover the Sub-Adviser's fee under this Agreement for the period in question, then the Sub-Adviser may enforce against the Fund any rights it may have as a third-party beneficiary under the Management Agreement and the Manager will take all steps appropriate under the circumstances to collect the amount due from the Fund.

         7.       Compliance.

         (a) The Sub-Adviser agrees to use reasonable compliance techniques as the Manager or the Board of Trustees may adopt, including any written compliance procedures.

         (b) The Sub-Adviser agrees that it shall promptly notify the Manager and the Fund (1) in the event that the SEC has censured the Sub-Adviser; placed limitations upon its activities, functions or operations; suspended or revoked its registration as an investment adviser; or has commenced proceedings or an investigation that may result in

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any of these actions, or (2) upon having a reasonable basis for believing that the Series has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Internal Revenue Code. The Sub-Adviser further agrees to notify the Manager and the Fund promptly of any material fact known to the Sub-Adviser respecting or relating to the Sub-Adviser that is not contained in the Registration Statement or prospectus for the Fund (which describes the Series), or any amendment or supplement thereto, or if any statement contained therein that becomes untrue in any material respect.

         (c) The Manager agrees that it shall promptly notify the Sub-Adviser (1) in the event that the SEC has censured the Manager or the Fund; placed limitations upon either of their activities, functions, or operations; suspended or revoked the Manager's registration as an investment adviser; or has commenced proceedings or an investigation that may result in any of these actions, or (2) upon having a reasonable basis for believing that the Series has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Internal Revenue Code.

         8. Books and Records. The Fund and the Manager, or an investment adviser designated by the Manager, shall have access at all reasonable times and on reasonable notice to all records maintained by the Sub-Adviser. The Sub-Adviser agrees that it will surrender copies of any such records to the Funds promptly upon such Fund's request provided that the Sub-Adviser shall keep the originals of such records to the extent necessary for the Sub-Adviser to comply with applicable laws, including Rule 31a-3 under the 1940 Act. The Sub-Adviser further agrees to preserve such records for such time periods as may be prescribed by Rule 31a-2 under the 1940 Act, provided that before disposing of any such records, Sub-Adviser will advise the Adviser and deliver the same to Manager if so requested.

         9. Cooperation; Confidentiality. Each party to this Agreement agrees to cooperate with the other party and with all appropriate governmental authorities having the requisite jurisdiction (including, but not limited to, the SEC) in connection with any investigation or inquiry relating to this Agreement or the Fund. Subject to the foregoing, the Sub-Adviser shall treat as confidential all information pertaining to the Fund and actions of the Fund, the Manager and the Sub-Adviser, and the Manager shall treat as confidential and use only in connection with the Series all information furnished to the Fund or the Manager by the Sub-Adviser, in connection with its duties under the agreement except that the aforesaid information need not be treated as confidential if required to be disclosed under applicable law, if generally available to the public through means other than by disclosure by the Sub-Adviser or the Manager, or if available from a source other than the Manager, Sub-Adviser or this Fund.

         10. Representations Respecting Sub-Adviser. The Manager agrees that neither the Manager, nor affiliated persons of the Manager, shall give any information or make any representations or statements in connection with the sale of shares of the Series concerning the Sub-Adviser or the Series other than the information or representations contained in the Registration Statement, prospectus, or statement of additional

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information for the Fund's shares, as they may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved in advance by the Sub-Adviser, except with the prior permission of the Sub-Adviser.

         11. Control. Notwithstanding any other provision of the Agreement, it is understood and agreed that the Fund shall at all times retain the ultimate responsibility for and control of all functions performed pursuant to this Agreement and has reserved the right to reasonably direct any action hereunder taken on its behalf by the Sub-Adviser.

         12. Liability. Except as may otherwise be required by the 1940 Act or the rules thereunder or other applicable law, the Manager agrees that the Sub-Adviser, any affiliated person of the Sub-Adviser, and each person, if any, who, within the meaning of Section 15 of the 1933 Act controls the Sub-Adviser,
(1) shall bear no responsibility and shall not be subject to any liability for any act or omission respecting any series of the Fund that is not a Series hereunder, (2) shall bear no responsibility and shall not be subject to liability for the accuracy of any information provided to the Sub-Adviser by another entity and shall incur no liability in relying on such information, and
(3) shall not be liable for, or be subject to any damages, expenses, or losses in connection with, any act or omission connected with or arising out of any services rendered under this Agreement, except by reason of willful misfeasance, bad faith, or negligence in the performance of the Sub-Adviser's duties, or by reason of reckless disregard of the Sub-Adviser's obligations and duties under this Agreement.

         13.      Indemnification.

         (a) The Manager agrees to indemnify and hold harmless the Sub-Adviser, any affiliated person of the Sub-Adviser, and each person, if any, who, within the meaning of Section 15 of the 1933 Act controls ("controlling person") the Sub-Adviser (all of such persons being referred to as "Sub-Adviser Indemnified Persons") against any and all losses, claims, damages, liabilities, or litigation (including legal and other expenses) to which a Sub-Adviser Indemnified Person may become subject under the 1933 Act, the 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of the Manager's responsibilities to the Fund which (1) may be based upon the Manager's negligence, willful misfeasance, or bad faith in the performance of its duties (which could include a negligent action or a negligent omission to act), or by reason of the Manager's reckless disregard of its obligations and duties under this Agreement, or (2) may be based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or prospectus covering shares of the Fund or any Series, or any amendment thereof or any supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to the Manager or the Fund or to any affiliated person of the Manager by a Sub-Adviser Indemnified Person; provided however, that in no case shall the indemnity in favor of the Sub-Adviser Indemnified Person be deemed to protect such person against any liability to which any such person would otherwise be

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subject by reason of willful misfeasance, bad faith, or negligence in the performance of its duties, or by reason of its reckless disregard of obligations and duties under this Agreement.

         (b) Notwithstanding Section 12 of this Agreement, the Sub-Adviser agrees to indemnify and hold harmless the Manager, any affiliated person of the Manager, and any controlling person of the Manager (all of such persons being referred to as "Manager Indemnified Persons") against any and all losses, claims, damages, liabilities, or litigation (including legal and other expenses) to which a Manager Indemnified Person may become subject under the 1933 Act, 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of the Sub-Adviser's responsibilities as Sub-Adviser of the Series which (1) may be based upon the Sub-Adviser's negligence, willful misfeasance, or bad faith in the performance of its duties (which could include a negligent action or a negligent omission to act), or by reason of the Sub-Adviser's reckless disregard of its obligations and duties under this Agreement, or (2) may be based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or prospectus covering the shares of the Fund or any Series, or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact known or which should have been known to the Sub-Adviser and was required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished to the Manager, the Fund, or any affiliated person of the Manager or Fund by the Sub-Adviser or any affiliated person of the Sub-Adviser; provided, however, that in no case shall the indemnity in favor of a Manager Indemnified Person be deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.

         (c)      The Manager shall not be liable under Paragraph (a) of this
Section 13 with respect to any claim made against a Sub-Adviser Indemnified Person unless such Sub-Adviser Indemnified Person shall have notified the Manager in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Sub-Adviser Indemnified Person (or after such Sub-Adviser Indemnified Person shall have received notice of such service on any designated agent), but failure to notify the Manager of any such claim shall not relieve the Manager from any liability which it may have to the Sub-Adviser Indemnified Person against whom such action is brought except to the extent the Manager is prejudiced by the failure or delay in giving such notice. In case any such action is brought against the Sub-Adviser Indemnified Person, the Manager will be entitled to participate, at its own expense, in the defense thereof or, after notice to the Sub-Adviser Indemnified Person, to assume the defense thereof, with counsel satisfactory to the Sub-Adviser Indemnified Person. If the Manager assumes the defense of any such action and the selection of counsel by the Manager to represent the Manager and the Sub-Adviser Indemnified Person would result in a conflict of interests and therefore, would not, in the reasonable judgment of the Sub-Adviser Indemnified Person, adequately represent the

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interests of the Sub-Adviser Indemnified Person, the Manager will, at its own expense, assume the defense with counsel to the Manager and, also at its own expense, with separate counsel to the Sub-Adviser Indemnified Person, which counsel shall be satisfactory to the Manager and to the Sub-Adviser Indemnified Person. The Sub-Adviser Indemnified Person shall bear the fees and expenses of any additional counsel retained by it, and the Manager shall not be liable to the Sub-Adviser Indemnified Person under this Agreement for any legal or other expenses subsequently incurred by the Sub-Adviser Indemnified Person independently in connection with the defense thereof other than reasonable costs of investigation. The Manager shall not have the right to compromise on or settle the litigation without the prior written consent of the Sub-Adviser Indemnified Person if the compromise or settlement results, or may result in a finding of wrongdoing on the part of the Sub-Adviser Indemnified Person.

         (d)      Sub-Adviser shall not be liable under Paragraph (b) of this
Section 13 with respect to any claim made against a Manager Indemnified Person unless such Manager Indemnified Person shall have notified the Sub-Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Manager Indemnified Person (or after such Manager Indemnified Person shall have received notice of such service on any designated agent), but failure to notify the Sub-Adviser of any such claim shall not relieve the Sub-Adviser from any liability which it may have to the Manager Indemnified Person against whom such action is brought except to the extent the Sub-Adviser is prejudiced by the failure or delay in giving such notice. In case any such action is brought against the Manager Indemnified Person, the Sub-Adviser will be entitled to participate, at its own expense, in the defense thereof or, after notice to the Manager Indemnified Person, to assume the defense thereof, with counsel satisfactory to the Manager Indemnified Person. If the Sub-Adviser assumes the defense of any such action and the selection of counsel by the Sub-Adviser to represent both the Sub-Adviser and the Manager Indemnified Person would result in a conflict of interests and therefore, would not, in the reasonable judgment of the Manager Indemnified Person, adequately represent the interests of the Manager Indemnified Person, the Sub-Adviser will, at its own expense, assume the defense with counsel to the Sub-Adviser and, also at its own expense, with separate counsel to the Manager Indemnified Person, which counsel shall be satisfactory to the Sub-Adviser and to the Manager Indemnified Person. The Manager Indemnified Person shall bear the fees and expenses of any additional counsel retained by it, and the Sub-Adviser shall not be liable to the Manager Indemnified Person under this Agreement for any legal or other expenses subsequently incurred by the Manager Indemnified Person independently in connection with the defense thereof other than reasonable costs of investigation. The Sub-Adviser shall not have the right to compromise on or settle the litigation without the prior written consent of the Manager Indemnified Person if the compromise or settlement results, or may result in a finding of wrongdoing on the part of the Manager Indemnified Person.

         14.      Duration and Termination.

         (a) This Agreement shall become effective on the date first indicated above, subject to the condition that the Fund's Board of Directors/Trustees, including a majority of those Directors/Trustees who are not interested persons (as such term is defined in the 1940 Act) of the Manager or the Sub-Adviser, and the shareholders of the Series, shall have approved this Agreement. Unless terminated as provided herein, this Agreement shall remain in full force and effect with respect to the Series until the Reapproval Date set forth for the Series on Schedule B to the Agreement, and shall continue on an annual basis thereafter with respect to the Series provided that such annual continuance is specifically approved each year by (1) the Board of Directors/Trustees of the Fund, or by the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of each Series, and (2) the vote of a majority of those Directors/Trustees who are not parties to this Agreement or interested persons (as such term is defined in the 1940 Act) of any such party to this Agreement cast in person at a meeting called for the purpose of voting on such approval. However, any approval of this Agreement by the holders of a majority of the outstanding shares (as defined in the 1940 Act) of the Series shall be effective to continue this Agreement with respect to the Series notwithstanding (i) that this Agreement has not been approved by the holders of a majority of the outstanding shares of any other Series or (ii) that this agreement has not been approved by the vote of a majority of the outstanding shares of the Fund, unless such approval shall be required by any other applicable law or otherwise. Notwithstanding the foregoing, this Agreement may be terminated with respect to one or more of the Series covered by this
Agreement: (a) by the Manager at any time, upon sixty (60) days' written notice to the Sub-Adviser and the Fund, (b) at any time without payment of any penalty by the Fund, by the Fund's Board of Directors/Trustees or a majority of the outstanding voting securities of the Series, upon sixty (60) days' written notice to the Manager and the Sub-Adviser, or (c) by the Sub-Adviser upon three
(3) months' written notice unless the Fund or the Manager requests additional time to find a replacement for the Sub-Adviser, in which case the Sub-Adviser shall allow the additional time requested by the Fund or Manager not to exceed three (3) additional months beyond the initial three-month notice period; provided, however, that the Sub-Adviser may terminate this Agreement at any time without penalty, effective upon written notice to the Manager and the Fund, in the event either the Sub-Adviser (acting in good faith) or the Manager ceases to be registered as an investment adviser under the Advisers Act or otherwise becomes legally incapable of providing investment management services pursuant to its respective contract with the Fund, or in the event the Manager becomes bankrupt or otherwise incapable of carrying out its obligations under this Agreement, or ceases to be a wholly owned subsidiary of ING Groep N.V., or in the event that the Sub-Adviser does not receive compensation for its services from the Manager or the Fund as required by the terms of this Agreement.

         Upon termination for any reason, the Sub-Adviser shall forthwith deliver to the Fund all original written records of the Fund where possible and copies of said records if originals are not available. Sub-Adviser may, at its own expense, make and retain a copy of such records. This Agreement shall automatically terminate in the event of its assignment (as such term is described in the 1940 Act). In the event this Agreement is terminated or is not approved in the manner described above, the Sections or Paragraphs numbered 8, 9, 10,11, 12 and 13 of this Agreement shall remain in effect, as well as any applicable provision of this Section numbered 14 and, to the extent that only amounts are owed to the Sub-Adviser as compensation for services rendered while the agreement was in effect, Section 6.

         (b)      Notices.

         Except as otherwise provided, any notice given hereunder shall be in writing and shall be given by facsimile or other means of electronic communication or by delivery as hereafter provided. Any notice if sent by means of electronic communication shall be deemed to have been received upon express acknowledgement, and notice delivered by hand or sent by internationally recognized overnight courier service shall be deemed to have been received at the time of delivery to the applicable address set forth below or at such other address as a party may from time to time specify in writing to the other party.

         If to the Fund:

                  ING Mutual Funds
                  7337 East Doubletree Ranch Road
                  Scottsdale, Arizona 85258 USA
                  Attention: Kimberly A. Anderson
                  Facsimile: (480) 477-2744
                  Email: Kim.Anderson@INGFunds.com

          If to the Manager:

                  ING Investments, LLC
                  7337 East Doubletree Ranch Road
                  Scottsdale, Arizona 85258 USA
                  Attention: Michael J. Roland
                  Facsimile: (480) 477-2715
                  Email: Mike.Roland@INGFunds.com

          If to the Sub-Adviser:

                  ING Investment Management Advisors B.V.
                  Prinses Beatrixlaan 15
                  2595 AK The Hague, The Netherlands
                  Attention: Hanneke Ketellapper
                  Facsimile: 31.70.378 1324
                  Email: Hanneke.Ketellapper@ingim.com

         15. Amendments. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. If shareholder approval of an amendment is required under the 1940 Act, no such amendment shall become effective until approved by a vote of the majority of the outstanding shares of the Fund. Otherwise, a written amendment of this Agreement is effective upon the approval of the Board of Directors/Trustees and the Sub-Adviser.

         16.      Miscellaneous.

         (a) This Agreement shall be governed by the laws of the State of Arizona, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act or rules or orders of the SEC thereunder, and without regard for the conflicts of laws principle thereof. The term "affiliate" or "affiliated person" as used in this Agreement shall mean "affiliated person" as defined in Section 2(a)(3) of the 1940 Act.

         (b) The Manager and the Sub-Adviser acknowledge that the Fund enjoys the rights of a third-party beneficiary under this Agreement, and the Manager acknowledges that the Sub-Adviser enjoys the rights of a third party beneficiary under the Management Agreement.

         (c) The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

         (d) This Agreement may be assigned by any party only with the prior written consent of the other parties.

         (e) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby, and to this extent, the provisions of this Agreement shall be deemed to be severable.

         (f) Nothing herein shall be construed as constituting the Sub-Adviser as an agent or co-partner of the Manager, or constituting the Manager as an agent or co-partner of the Sub-Adviser.

         (g)      This agreement may be executed in counterparts.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

                                   ING INVESTMENTS, LLC

                                   By: /s/ Michael J. Roland
                                       ---------------------------
                                          Michael J. Roland
                                          Executive Vice President

                                   ING INVESTMENT MANAGEMENT ADVISORS B.V.

                                   By: [ILLEGIBLE]
                                       ---------------------------

                                   SCHEDULE A

                                     TO THE

                             SUB-ADVISORY AGREEMENT

                                 BY AND BETWEEN

                              ING INVESTMENTS, LLC
                                       AND
                     ING INVESTMENT MANAGEMENT ADVISORS B.V.

                                SUB-ADVISED FUNDS

                           EFFECTIVE DECEMBER 5, 2002

NAME OF SERIES                                  ANNUAL SUB-ADVISER FEE

ING Emerging Countries Fund                     0.575% of net assets
ING Russia Fund                                 0.60% of net assets

                                   SCHEDULE B

                                     TO THE

                             SUB-ADVISORY AGREEMENT

                                 BY AND BETWEEN

                              ING INVESTMENTS, LLC
                                       AND
                     ING INVESTMENT MANAGEMENT ADVISORS B.V.

                            EFFECTIVE DECEMBER 5,2002

The Reapproval date of this Agreement with respect to the Fund is as follows:

NAME OF FUND                                               REAPPROVAL DATE

ING Emerging Countries Fund                                September 1, 2004
ING Russia Fund                                            September 1, 2004

[ING FUNDS LOGO]

                                  JULY 10, 2003

ING Investment Management Advisors B.V.
Attn: Michiel Bootsma
Prinses Beatrixlaan 15
2595 AK The Hague, The Netherlands

         Pursuant to Section 1 of the Sub-Adviser Agreement dated December 5, 2002 between ING Investments, LLC and ING Investment Management Advisors B.V. (the "Agreement") we hereby notify you of our intention to retain you as Sub-Adviser to render investment advisory services to ING Global Equity Dividend Fund, a newly established series of ING Mutual Funds, upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement has been modified to give effect to the foregoing by adding the "ING Global Equity Dividend Fund" to Schedule A and Schedule B of the Agreement. The Amended Schedule A, with the annual investment management fees indicated for the series, and Amended Schedule B are attached hereto.

         Please signify your acceptance to act as Sub-Adviser under the Agreement with respect to ING Global Equity Dividend Fund by signing below.

                                 Very sincerely,

                                 /s/ Michael J. Roland
                                 Michael J. Roland
                                 Executive Vice President
                                 ING Investments, LLC

ACCEPTED AND AGREED TO:
ING Investment Management Advisors B.V.

By /s/ F. Moolhuizen /s/ B. Pestiavx
------------------------------------
F. Moolhuizen  B. Pestiavx
Its authorized signatures
July 30, 2003

7337 E. Doubletree Ranch Rd.       Tel: 480-477-3000        ING Investments, LLC
Scottsdale, AZ 85258-2034          Fax: 480-477-2700
                                   www.ingfunds.com

                                     AMENDED
                                   SCHEDULE A

                                     TO THE

                             SUB-ADVISORY AGREEMENT

                                 BY AND BETWEEN

                              ING INVESTMENTS, LLC
                                       AND
                     ING INVESTMENT MANAGEMENT ADVISORS B.V.

                                SUB-ADVISED FUNDS

NAME OF SERIES                                           ANNUAL SUB-ADVISER FEE

ING Emerging Countries Fund                              0.575% of net assets
ING Russia Fund                                          0.60% of net assets
ING Global Equity Dividend Fund*                         0.20% of net assets

*This Amended Schedule A to the Sub-Advisory Agreement will be effective with respect to this Fund upon the effective date of the initial Registration Statement with respect to the Fund.

                                     AMENDED
                                   SCHEDULE B

                                     TO THE

                             SUB-ADVISORY AGREEMENT

                                 BY AND BETWEEN

                              ING INVESTMENTS, LLC
                                       AND
                     ING INVESTMENT MANAGEMENT ADVISORS B.V.

The Reapproval date of this Agreement with respect to each Fund is as follows:

NAME OF FUND                                               REAPPROVAL DATE

ING Emerging Countries Fund                                September 1, 2004
ING Russia Fund                                            September 1, 2004
ING Global Equity Dividend Fund*                           September 1, 2004

*This Amended Schedule B to the Sub-Advisory Agreement will be effective with respect to this Fund upon the effective date of the initial Registration Statement with respect to the Fund.

                   FIRST AMENDMENT TO SUB-ADVISORY AGREEMENT

                                ING MUTUAL FUNDS

         This First Amendment, effective as of July 1, 2003, amends the Sub-Advisory Agreement (the "Agreement") dated the 5th day of December, 2002 between ING Investments, LLC, an Arizona limited liability company (the "Manager") and ING Investment Management Advisors B.V., an indirect wholly owned subsidiary of ING Groep N.V., domiciled in the Hague, The Netherlands (the "Sub-Adviser") with regards to ING Emerging Countries Fund, ING Russia Fund, and ING Global Equity Dividend Fund, each a Series of ING Mutual Funds.

                              W I T N E S S E T H

         WHEREAS, the parties desire to amend the Agreement and agree that the amendments will be effective as of July 1, 2003.

         NOW, THEREFORE, the parties agree as follows:

         1. Section 2(a)(ii) of the Agreement is hereby deleted in its entirety and replaced with the following:

         (ii) The Sub-Adviser will have no duty to vote any proxy solicited by or with respect to the issuers of securities in which assets of the Series are invested unless the Manager gives the Sub-Adviser written instructions to the contrary. The Sub-Adviser will immediately forward any proxy solicited by or with respect to the issuers of securities in which assets of the Series are invested to the Manager or to any agent of the Manager designated by the Manager in writing.

         The Sub-Adviser will make appropriate personnel available for consultation for the purpose of reviewing with representatives of the Manager and/or the Board any proxy solicited by or with respect to the issuers of securities in which assets of the Series are invested. Upon request, the Sub-Adviser will submit a written voting recommendation to the Manager for such proxies. In making such recommendations, the Sub-Adviser shall use its good faith judgment to act in the best interests of the Series. The Sub-Adviser shall disclose to the best of its knowledge any conflict of interest with the issuers of securities that are the subject of such recommendation including whether such issuers are clients or are being solicited as clients of the Sub-Adviser or of its affiliates.

         2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

                                      ING INVESTMENTS, LLC

                                      By: /s/ Michael J. Roland
                                          ------------------------------
                                          Michael J. Roland
                                          Executive Vice President

                                      ING INVESTMENT MANAGEMENT ADVISORS B.V.

                                      BY: /s/ F. Moolhuizen /s/ B. Pestiavx
                                          ----------------------------------
                                      Name: F. Moolhuizen  B. Pestiavx
                                      Title: authorized signatures
                                            July 31, 2003

                                      -2-